                           PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT (hereinafter the "Agreement") is entered into as of the Effective Date (as set forth below) between 695 Rt. 46 Realty LLC (hereinafter "695 LLC"), a limited liability company duly organized and existing under the laws of the State of New Jersey, maintaining offices at 950 Third Avenue, 31st Floor, New York, NY 10022, 710 Rt. 46 Realty LLC (hereinafter "710 LLC"), a limited liability company duly organized and existing under the laws of the State of New Jersey maintaining offices at 950 Third Avenue, 31st Floor, New York, NY 10022 (hereinafter collectively the "Seller"), and COPT Acquisitions, Inc., a corporation duly organized under the laws of the State of Delaware, maintaining offices at One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103 (hereinafter, the "Purchaser");

                              W I T N E S S E T H:

          In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

          Section 1. Sale and Purchase. Seller shall sell, convey, and assign to Purchaser, and Purchaser shall purchase, assume, and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth:

          All of that certain land consisting of the tract or parcel (or, if more than one, those certain tracts or parcels), of land being described more fully on Exhibits "A-1" and "A-2" (hereinafter the "Land"); together with all improvements, buildings and structures, which may be located on the Land (the "Improvements") (all of which is hereinafter collectively referred to as the "Property"), which Property is commonly known by the street addresses 695 Route 46, Fairfield, New Jersey (hereinafter "695") and 710 Route 46, Fairfield, New Jersey (hereinafter "710"). Notwithstanding the foregoing, the term Property shall mean "695," where applicable, in connection with the sale of 695 Route 46 Fairfield, New Jersey and shall mean 710," where applicable, in connection with the sale of 710 Route 46, Fairfield, New Jersey. The parties hereto each acknowledge and agree that 695 is owned by 695 LLC and 710 is owned by 710 LLC and that all agreements and representations herein made by 695 LLC pertain only to 695 and that all agreements and representations herein made by 710 LLC pertain only to 710. As used herein, the term "Seller" shall mean (a) 695 LLC with respect to 695; and (b) 710 LLC with respect to 710. An essential term of this contract of sale is that Purchaser shall purchase both 695 and 710 for the Purchase Price. In no event shall this contract of sale be divisible, it being the agreement of the parties that if for any reason whatsoever either 695 or 710 are not transferred pursuant to this agreement, neither party shall have the right to require the other party to consummate a sale of the other parcel.

          This sale includes all of the right, title and interest of the Seller in and to

          (a) easements, rights of way, privileges, appurtenances and rights to the same belonging to and inuring to the benefit of the Property, if any;

          (b) All of the fixtures and articles of personal property, including, but not limited to, machinery and equipment, attached to or appurtenant to the Property or used in connection with the operation of the Property as set forth on Exhibits M-1 and M-2 (hereinafter, the "Personalty"), however, specifically excluding therefrom any such personal property which belongs to the tenants;

          (c) all of the right, title and interest of the Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Property, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street;

          (d) All right, title and interest of Seller in the Leases (as such term is hereinafter defined) in effect on the Closing Date in the form annexed as Exhibit "H" hereto, excluding however any rights against tenants for the collection of rent or other amounts past due pursuant to such Leases; together with the Security Deposits held by Seller thereunder and any guaranties thereof;

          (e) All right, title and interest of the Seller, if any, (the transfer thereof to be without warranty or covenant of any nature) in and to the use of the name by which the Property is commonly known, if any, although no portion of the Purchase Price will be allocated thereto; and

          (f) all right, title and interest of the Seller, if any, (the transfer thereof to be without warranty or covenant of any nature) in and to any and all approvals, licenses and permits owned by Seller, if any, to the extent that same may be assignable and in any way related to or arising out of or used in connection with the Property.

          Section 2. Purchase Price.

          (a) The price for which Seller shall sell and convey the Property to Purchaser, and which Purchaser shall pay to Seller, at Closing is Twenty-Eight Million Eight Hundred Thousand ($28,800,000) Dollars (the "Purchase Price"), payable as follows:

               (i) Six Hundred Thousand ($600,000) Dollars (the "Earnest Money") payable upon the signing of this agreement pursuant to the provisions of Section 3 of this agreement, the receipt of which is hereby acknowledged by the escrow agent, Commonwealth Land Title Insurance Company;

               (ii) Intentionally Omitted.

               (iii) Approximately Six Million Five Hundred Thousand Four Dollars and Fourteen Cents ($6,500,004.14) by the Purchaser acquiring title to "710" subject to and assuming that certain existing mortgage (hereinafter the "Existing Mortgage") dated April 29, 1997 made by 710 Rt. 46 Realty LLC to Life Investors Insurance Company of America (hereinafter the "Existing Mortgagee") in the original principal amount of $6,600,000, a copy of which has been delivered to Purchaser;

               (iv) Approximately Twenty-One Million Six Hundred Ninety-Nine Thousand Nine Hundred Ninety Five Dollars and Eighty-Six Cents
($21,699,995.86) at the Closing by wire transfers) of federal funds as directed by Seller in writing;

          (b) The parties hereto specifically acknowledge that the transfer of 710 subject to the Existing Mortgage will constitute a default pursuant to the Existing Mortgage absent the procurement of consent from the Existing Mortgagee pursuant to the provisions thereof.

               Accordingly, the parties hereby agree to jointly cooperate for the purpose of obtaining the written consent of the Existing Mortgagee to this transaction. Without limiting the generality of the foregoing,

               (i) Purchaser agrees to timely complete any application materials requested by the Existing Mortgagee and to otherwise comply on a timely basis with the requirements of the application process utilized by the Existing Mortgagee in making its determination as to whether to consent to the instant transaction;

               (ii) Purchaser agrees to make available to the Existing Mortgagee financial statements, tax returns, organizational documents and any other documents as reasonably required by the Existing Mortgagee;

               (iii) Purchaser shall comply with the provisions of paragraphs 14A(d) and (e) of the Existing Mortgage;

               (iv) Purchaser shall be responsible for complying with the provisions of paragraphs 14A(f) and (g) of the Existing Mortgage. Without limiting the generality of the foregoing, Purchaser shall pay the Assumption Fee and the existing mortgagee's out-of-pocket expenses, as required to be paid pursuant to paragraph 14A(g).

          In the event that the Existing Mortgagee shall fail to either consent in writing to the transfer of 710 to Purchaser on or before the date thirty (30) days after the Effective Date, or deliver to 710 LLC, Richard Wagman and Jean Putzer a release as provided in paragraph 14D of the Mortgage, then Seller shall have the option to either (a) terminate this agreement by delivering written notice of termination (together with reasonable proof of rejection by the Existing Mortgagee, which proof shall be deemed to include a copy of the written notice of rejection if such notice was issued in writing) to Purchaser within ten (10) business days of receipt of the applicable rejection or refusal from the Existing Mortgagee, in which event, the Earnest Money shall be returned to the Purchaser and neither party shall have any further rights or obligations as against the other; or (b) convert this transaction to an "all cash deal" by written notice thereof to Purchaser, within the same ten (10) business day period, in which event subparagraph 2a(iii) shall be deleted and extinguished from this agreement and the sums set forth in subparagraph 2(a)(iv) shall be increased by the amount previously set forth in subparagraph 2(a)(iii), so that the balance of the Purchase Price due Seller at Closing shall be $28,200,000 (subject to the closing adjustments) in the form set forth in subparagraph 2(a)(iv) and in such event there shall be no Existing Mortgage and Seller shall satisfy such Existing Mortgage at or prior to Closing.

          (c) In the event that 710 shall be sold subject to the Existing Mortgage, the following provisions shall be operative:

               (i) In the event that Seller shall make any regularly scheduled monthly payments in reduction of the principal amount due and owing upon the Existing Mortgage (i.e., principal payments which are not a prepayment of principal) between the date hereof and Closing which reduces the Existing Mortgage to an amount less than Six Million Five Hundred Thousand Four Dollars and Fourteen Cents ($6,500,004.14), Purchaser shall pay to Seller at closing a cash payment reflecting the amount of such principal payments so that the Purchase Price shall remain unchanged;

               (ii) Seller agrees to deliver to Purchaser at Closing, a certificate or letter executed by the Existing Mortgagee or its agent, Aegon USA Realty Advisors Inc., certifying the amount of the unpaid principal, the date to which interest has been paid and the balance of any escrow accounts held by the Existing Mortgagee;

               (iii) The amount of any escrow deposits made by Seller with the Existing Mortgagee, including but not limited to those for taxes, water, sewer, insurance or any assessments shall be paid by the Purchaser to the Seller at the Closing of title hereunder by wire transfer and such deposits shall be assigned by the Seller to the Purchaser;

               (iv) The existence of a UCC security interest, assignment of rents or any other encumbrance to title in favor of the Existing Mortgagee shall constitute a Permitted Exception;

          (d) Seller covenants as follows with respect to the Existing
Mortgage;

               (i) Seller will not modify or amend the Existing Mortgage;

               (ii) Seller will not make any prepayments of principal in connection with the Existing Mortgage;

               (iii) Seller will make all payments upon the Existing Mortgage which will become due between the date hereof and Closing.

          (e) It shall be a condition precedent to Purchaser's obligation to close title that:

               (i) Seller shall not have received a written notice of default from the Existing Mortgagee which remains uncured as of the Closing Date; and

               (ii) The following documents (all of which other than the Borrower's Certificate, have been previously delivered to the Purchaser) constitute all material agreements executed by Seller in connection with the closing of the Existing Mortgage; Promissory Note, Mortgage and Security Agreement, Assignment of Leases and Rents, Agreement Concerning Leasing, Indemnity Agreement, Indemnification Against Environmental Matters, UCC-1 Financial Statements, Borrower's Certificate, and Post-Closing Agreement.

          Section 3. Earnest Money. Concurrently with the execution hereof, Purchaser has delivered to Commonwealth Land Title Insurance Company whose address is 1700 Market Street, Philadelphia, Pennsylvania 19103, Attention:
M. Gordon Daniels, Esq. (hereinafter the "Title Company") the amount of Six Hundred Thousand ($600,000) Dollars (the "Earnest Money"). The Title Company shall immediately deposit the Earnest Money (which shall include all interest earned thereon) in an interest bearing account and the interest earned thereon shall be payable to the party to whom the Earnest Money is ultimately paid or credited pursuant to this Agreement.

          Section 4. Standard of Title. Seller shall give and Purchaser shall accept a marketable title such as either the Title Company or Chicago Title Insurance Company will' approve and insure, subject only to the Permitted Exceptions and such other matters approved by Purchaser pursuant to the further provisions hereof. The Property is being sold and shall be conveyed and transferred subject to (1) those title encumbrances and other matters set forth in Exhibits "B-1" and "B-2" annexed hereto and made a part hereof and
(2) those state of facts shown on that survey dated July 11, 1985 revised October 23, 1987, prepared by The Calvin Gibson Group L.S., and that survey dated November 28, 1995, prepared by Schoor Depalma (hereinafter collectively, the "Permitted Exceptions").

          Section 5. Title Objections. Purchaser agrees to forthwith order two (2) title reports and surveys for the Property (hereinafter collectively, the "Title Commitment"). Purchaser shall have until 5:00 p.m. on the twenty-first (21st) day after the Effective Date (defined below), to advise Seller in writing as to the existence of any objections to title (other than Permitted Exceptions) which are reflected in the Title Commitment and are required to be cured in order for Seller to deliver such state of title as required pursuant to the provisions of paragraph 4. All matters to which Purchaser so objects (other than Permitted Exceptions) are hereinafter referred to as the "Non-Permitted Encumbrances"; if no such notice of objection is given, then it shall be deemed that all matters reflected by the Title Commitment are "Permitted Exceptions" and Purchaser shall accept title subject to same. The Non-Permitted Encumbrances, subject to which Purchaser elects to purchase the Property, shall thereafter be Permitted Exceptions.

          In the event that Purchaser shall timely advise Seller as to the existence of Non-Permitted Encumbrances, and Seller is willing to cure such Non-Permitted Encumbrances (or if Seller is otherwise required to cure such Non-Permitted Encumbrances pursuant to the further provisions of this paragraph), then Seller shall be entitled to reasonable adjournments of the Closing Date, but not to exceed thirty (30) days, within which to clear such Non-Permitted Encumbrances.

          If for any reason the Seller shall fail to convey at closing a title, subject to and in accordance with paragraph 4 of this Agreement, or fail to comply with the commitments, representations or conditions on the part of the Seller to be performed as set forth herein, the sole obligation of the Seller shall be to direct the Title Company to refund the Earnest Money to Purchaser, unless Purchaser shall elect to close title pursuant to the provisions of the following paragraph, in which event Purchaser shall have the remedy of specific performance without abatement in the Purchase Price, as provided in paragraph 10(c) of this Agreement.

          Upon the return of the Earnest Money, the Purchaser shall have no further claim against the Seller nor any lien against the Property, and the Purchaser shall at that time surrender this contract for cancellation. Without limiting the generality of the foregoing, it is specifically agreed that the Seller shall not be required to bring any action or proceeding or otherwise to incur any expenses in excess of Five Hundred Thousand ($500,000)) Dollars plus the amount necessary to pay any real estate taxes, water charges and mortgages (excluding the Existing Mortgage) encumbering the Property, in order to render the title to the Property insurable. Notwithstanding the foregoing, Purchaser may nevertheless close title hereunder by accepting such title or other state of facts as the Seller may be able to convey, without reduction of the purchase price, and without any other liability on the part of the Seller. The acceptance of a deed by the Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this agreement except those, if any, which are herein specifically stated to survive the delivery of the deed.

          Section 6. Right of Inspection: Contingency Period.

          (a) After the Effective Date, Seller shall afford Purchaser and its representatives a right to inspect, at reasonable hours, and so long as such inspection does not interfere with the rights of Tenants under the Leases; the Property, Leases, Property Agreements (as such terms are hereinafter defined), Seller's federal income tax returns for the period of its ownership of the Property (including all schedules annexed thereto), and such other documents or data pertaining to the ownership, or maintenance of the Property which are located at the Property or are in Seller's possession and to satisfy itself as to the condition the Property. In addition, prior to the expiration of the Contingency Period, Seller shall deliver to Purchaser a "Certification," with such "Certification" being defined as set forth in paragraph 8(b)x hereof, provided, however, that such Certification shall be made as of the date thereof rather than as of the Closing Date. Purchaser and its representatives shall not damage the Property during the course of its inspections and Purchaser shall promptly repair and restore in a workmanlike manner satisfactory to Seller any damage to the Property to its prior condition. Purchaser shall indemnify and hold Seller harmless from any damage, loss, liability or expense (including court costs and attorney fees) arising out of the conduct of Purchaser's inspections, which indemnity shall survive the expiration, closing or termination of this Agreement. Seller represents that all documents or other materials delivered by Seller to Purchaser incident to Purchaser's inspection of the Property shall be true and correct. Seller further agrees to make available to Purchaser for a period of one (1) year subsequent to the closing of title, Seller's federal income tax returns, including all schedules thereto and bank statements in its possession for the period of its ownership of the Property.

          (b) If for any reasons Purchaser, in its sole and absolute discretion, is not satisfied with the Property, then Purchaser shall have the right to terminate this Agreement in accordance with Section 10(b) hereof, by delivering to Seller a notice of termination at any time during the period from the Effective Date until 5:00 p.m. on the twenty-first (21st) day following the Effective Date (the "Contingency Period"). In the event Purchaser terminates this Agreement during the Contingency Period as herein provided, the Title Company shall return the Earnest Money to Purchaser. In the event that

Purchaser fails to terminate this Agreement before the expiration of the Contingency Period, Purchaser shall have waived its right to terminate this Agreement under this Section 6(b), and in such event this Agreement shall remain in full force and effect without further right of termination pursuant to this paragraph 6(b).

          Section 7. Representations and Warranties.

          (a) Purchaser agrees that, except as expressly provided in this Agreement, Seller makes no representations or warranties of any kind or type with respect to the Property, including without limitation, the environmental condition of the Land and Improvements, the absence of hazardous substances or other contaminants, the availability of utilities to the improvements, the status of the Leases, the condition of the Improvements, the enforceability of the Property Agreements, or the profitability, habitability, marketability, or the suitability of the Property for any particular purpose. Purchaser assumes full responsibility for inspecting the Property, and for ascertaining whether it wishes to proceed with the transaction herein contemplated. Seller makes no representations whatsoever except as expressly set forth herein. Seller is not liable or bound in any manner by any verbal or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, or other person. Purchaser agrees that the Property is to be sold to and accepted by Purchaser at closing in its then present condition "as is, with all faults, and subject to all notes or notices of violation of law or municipal ordinances or requirements issued by any municipal, state or federal department, bureau or agency; if any, and without any warranty whatsoever, express or implied except to the extent, if at all, expressly provided in this Agreement". Notwithstanding anything to the contrary contained herein, it is a condition of the Closing that the Property be in materially the same physical condition it was at the expiration of the Contingency Period, normal wear and tear excepted.

          (b) Notwithstanding the foregoing, Seller represents and warrants to Purchaser, as follows:

               (i) Annexed hereto and made a part hereof as Exhibits "C-l" and C-2" is a rent roll containing a list of all leases and occupancy agreements (individually, a "Lease" and collectively, the "Leases," and the tenants thereunder who are herein referred to individually as a "Tenant" and collectively as the "Tenants"), true, complete and correct copies of which Leases, including all amendments thereof, if any, have been or shall simultaneously herewith be delivered to Purchaser. Other than the Leases and applicable law, there are no agreements which confer upon a Tenant or upon any other person or entity any possessory rights with respect to the Property.

                   Seller does not undertake or guarantee that the Leases referred to in this agreement shall be in force or effect at the closing of title and

Purchaser agrees that the removal of tenants, whether by summary proceedings or otherwise prior to the delivery of the deed shall not give rise to any claim on the part of Purchaser, or affect this agreement in any manner whatsoever and Seller shall be entitled, but not obligated, to enforce the rights of any Lease or any tenancy by summary proceedings. Seller agrees that it will not terminate any lease agreement for which the tenant thereunder is not in default. No representation has been made as to the responsibilities assumed by Seller with respect to the continued occupancy of said premises or any part or parts thereof, by any tenant or tenants now in possession except as herein otherwise specifically provided. Seller represents that it is not in receipt of any written notice from any Tenant (which has not been cured and is presently outstanding) alleging a default by Seller in the performance of its lease obligations except as follows:

                                     None

          Seller represents that it has not delivered any written notice of default to any tenant (which has not been cured and is presently outstanding) except as follows:

                                     None

               (ii) No rent under any Lease has been paid more than thirty-one (31) days in advance of its due date.

               (iii) Annexed hereto and made a part hereof as Exhibits "D-1" and "D-2" is a list of all service and maintenance contracts affecting the Property (the "Property Agreements"). Seller has furnished to Purchaser and Purchaser's representatives true, accurate and complete copies of the Property Agreements, and Purchaser or its representatives have initialed the same.

               (iv) Annexed hereto and made a part hereof as Exhibits "E-1" and "E-2" is a list of liability and casualty insurance policies of Seller covering the Property as of the date hereof. All such insurance policies (or replacements or renewals thereof) shall be maintained in full force and effect to the date of the Closing;

               (v) Annexed hereto and made a part hereof as Exhibits "F-1" and "F-2" is a list of all employees employed by Seller in connection with the operation or maintenance of the Property and the wages and salaries paid to them. Seller represents that it is not a party to either a union contract or any other written contract of employment with any employee of the Property.

               (vi) Seller has not been served with any pleadings involving any litigation with respect of the Property except for an action commenced by South Pacific Holdings captioned 695 Route 46 Realty LLC vs. S.

Pacific Holdings Corp. and S. Pacific Holding Corp. vs. Principal Investment Group Inc. and Richard F. Wagman, Docket No. C320-97 in the Superior Court of New Jersey, Essex County.

               (vii) The information set forth upon Exhibits K-1 and K-2 annexed hereto is true and complete.

               (viii) Seller is a duly formed limited liability company pursuant to the laws of the State of New Jersey. Seller is duly authorized to execute and perform this agreement pursuant to the vote of its members. This agreement is a legal and binding obligation of Seller. The execution of this agreement (or performance of its terms) will not constitute a violation of any agreement to which the Seller is a party other than the Existing Mortgage.

               (ix) Seller has not received any written notice from any governmental agency relating to the failure of the Property to comply with any applicable law governing the subject premises, except as set forth upon Exhibits "N-1" and "N-2".

               (x) None of the representations or warranties contained herein shall survive the closing except for a period of sixty (60) days from the Closing Date, during which sixty (60) day period, any action thereon must be commenced or shall otherwise be deemed waived and extinguished.

          (c) Seller covenants and agrees that between the Effective Date and the Closing Date hereunder:

               (i) Seller will not modify, amend or terminate any Lease. Notwithstanding the foregoing, Seller shall be permitted to terminate the lease of any tenant who is in default pursuant to the terms of its lease agreement.

               (ii) With respect to any portion of the Property which is presently vacant, Seller shall not enter any new lease agreements except in accordance with the following provisions hereof.

               Prior to the expiration of the Contingency Period, Seller shall be authorized and entitled to enter new lease agreements for any vacant portion of the Improvements provided that any such lease agreement satisfies all of the following criteria:

               1.    base rents of not less than $18.00 per square foot
               2.    electricity charge of $1.25 per square foot
               3. tenant improvement cost shall not be greater than $20.00 per square foot for a five (5) year lease nor greater than $25.00 per foot for a ten (10) year lease

               4.    lease term of not greater than 11 years
                     (excluding options).
               5. tenant to pay its proportionate share of real estate taxes and operating cost escalations over a base year
               6.    rent concession not to exceed one (1) month's rent
               7. Brokerage commission shall not exceed 7% gross rents (including overage)
               8. The lease form to be utilized shall be the same lease form previously used by Seller in connection with its prior leasing of the Property, provided however that the foregoing requirement shall not apply with respect to a certain lease agreement presently under negotiation with the State of Michigan.

               Subsequent to the expiration of the Contingency Period, and provided that Purchaser has not terminated this agreement pursuant to the provisions of paragraph 6(b) hereof, Seller shall not enter any new lease agreements without the prior written approval of Purchaser.

               In the event that Seller shall enter any new lease agreements pursuant to this paragraph (c)(ii), Purchaser shall at Closing assume the obligations and performance of the agreements of the Landlord thereunder and otherwise agree to be bound by the terms of any such lease agreement, including, without limiting the generality of the foregoing, the performance of any Tenant improvements required to be made by the Landlord pursuant to the terms thereof. In addition, Purchaser shall assume the obligation to pay any brokerage commission required to be paid incident to such lease agreement. In the event that Seller shall prior to closing be required to pay any sums of money on account of either said Tenant improvements or brokerage commissions, Purchaser shall at closing credit Seller with a cash payment equal to the sums so expended by Seller prior to closing.

               (iii) Seller shall not enter any agreement, the effect of which is to encumber the Property with any consensual liens, security interests, easements, restrictions or other title objections.

               (iv) Seller will (1) continue to operate the Property in accordance with its present operating and leasing policy; (2) keep and maintain the Property in at least as good condition and repair as existed on the Effective Date, subject to normal wear and tear and to casualty losses; and (3) maintain in force and effect property and liability insurance with respect to damage or injury to person or property occurring on the Property in at least such amounts as are maintained on the Effective Date. It is the intention of the parties that the general operation of the Property shall not be materially changed between the Effective Date and the Closing Date, except as herein provided.

               (v) Seller shall not enter into any other agreement relating to the ownership or operation of the Property which will be binding upon the Purchaser.

               (vi) Seller shall deliver to Purchaser a copy of any written notice of violation received by Seller from any applicable municipal authority relating to any portion of the Property.

               (vii) Seller shall deliver to Purchaser a copy of any written notice of default received by Seller from any Tenant at the Property between the date hereof and the Closing Date.

          (d) Purchaser represents and warrants to Seller that Purchaser has the full right, power, and authority to execute this Agreement and that this Agreement is a legal and binding obligation of Purchaser.

          Section 8. Closing. Closing ("Closing") of the sale of the Property Seller to Purchaser shall occur on or before May 1, 1998 (the "Closing Date"). If the Closing Date falls on a weekend or holiday, Closing shall occur on the immediately following business day. Time is of the essence with regard to the Closing Date. Notwithstanding the foregoing, Purchaser shall have the right to adjourn the Closing Date for a period of up to thirty (30) additional days by delivering to the Title Company (on or before the expiration of the Closing Date) an additional deposit on account of the Purchase Price in the amount of Six Hundred Thousand ($600,000) Dollars. Any such additional deposit made pursuant to the provisions hereof shall be deemed Earnest Money for all purposes of this Agreement. Time shall be as of the essence with respect to such adjourned closing date. Closing shall occur in the offices of Seller's counsel (or at such other place as is mutually agreeable to the parties) commencing at 10:00 a.m. on the Closing Date. At Closing the following, which are mutually concurrent conditions, shall occur (with all legal documents to be in form and content reasonably acceptable to the parties and their respective counsel):

          (a) Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller the following:

               (i) a wire transfer or transfers in the aggregate amount of the balance of the Purchase Price as specified in Section 2 hereof, payable as directed in writing by Seller, adjusted in accordance with Sections 8(c) hereof and any other sums required to be paid pursuant to the terms of this Agreement.

               (ii) the Assignment of Tenant Leases and Assumption Agreement described in Section 8(b)(iii) hereof executed by Purchaser;

               (iii) a letter to each Tenant of the Property advising such Tenant of Purchaser's acquisition of the Property and assumption of Seller's liability and obligations under the Leases (which letter shall be countersigned by Seller); and

               (iv) evidence satisfactory to the Title Company that the person executing the Closing documents has full right, power, and authority to do so.

               (v) those assumption and indemnity agreements required to be delivered pursuant to this agreement.

               (vi) such other documents and items as may be required by or pursuant to this Agreement in order to effect the provisions hereof.

          (b) Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

               (i) Bargain and Sale Deed with Covenants against Grantor's Acts duly executed and acknowledged by Seller, conveying the Property to Purchaser subject only to the Permitted Exceptions and any other exceptions, if any, which Purchaser may approve;

               (ii) a Bill of Sale (herein so called) substantially in the form attached hereto as Exhibit "G," duly executed by Seller, transferring, assigning and conveying to Purchaser, Seller's interest in and to all Personalty without warranty and on an "AS IS", "WHERE IS", "WITH ALL FAULTS" basis as set forth in said Exhibit "G";

               (iii) an Assignment of Tenant Leases and Assumption Agreement substantially in the form attached hereto as Exhibit "H", duly executed and acknowledged by Seller, assigning all of Seller's interest, in, to and under all Leases in force on the Closing Date together with all rentals and other payments arising therefrom on or after the Closing Date, subject only to the Permitted Exceptions and any other exceptions, if any, which Purchaser may approve.

               (iv) to the extent that the same are in Seller's possession and have not previously been delivered to Purchaser, the originals or copies of all Property Agreements, which shall be assigned by Seller and assumed by Purchaser substantially in the form of the Assignment of Property Agreements attached hereto as Exhibit "I" and made a part hereof for all purposes;

               (v) to the extent the same are in Seller's possession and have not previously been delivered to Purchaser, originals or copies of all Leases, keys, and other items being transferred by Seller under this Contract;

provided, however, Seller may elect to arrange for delivery of all or some of such items at the office of the manager of the Property on the Closing Date;

               (vi) an affidavit duly executed by Seller in compliance with
Section 1445 of the United States Internal Revenue Code, as amended, and applicable regulations, stating that Seller is not a "foreign person" as that term is defined in said Section 1445;

               (vii) estoppel certificates in the form attached as Exhibit J, dated subsequent to the Effective Date, from the following five Tenants:

                      Dean Witter Reynolds Inc.
                      United Health Care Services, Inc.
                      The Museum Company
                      Midsco, Inc.
                      Pearson, Inc.

In addition to estoppel certificates from the aforenamed five Tenants, Seller shall also deliver to Purchaser, estoppel certificates from Tenants occupying 70% of the remaining rentable square footage (i.e., 70% of the rentable square footage of the Property, excluding the rentable square footage occupied by the aforenamed five Tenants) in each of the buildings, 695 and 710.

The aforesaid estoppel certificates required to be delivered by Seller hereunder are collectively referred to as the "Required Estoppels"). If despite Seller's reasonable efforts to obtain the Required Estoppels, it determines that it will not be able to comply with the terms of this paragraph, it shall notify Purchaser in writing and specify those tenants from whom Seller has been unable to obtain estoppel certificates. In such event, Purchaser shall as its sole and exclusive remedy have the right to terminate this agreement in accordance with the following provisions. Purchaser must notify Seller within ten (10) days of such notice if it elects to terminate the contract based on Seller's failure to obtain all of the Required Estoppels. In the event that Purchaser elects to terminate this agreement as aforesaid, Purchaser shall receive the return of the Earnest Money deposited hereunder. If Purchaser does not provide such notice of termination within the said ten (10) day period, Purchaser shall be deemed to have waived its right to terminate this contract under this Section 8(b)vii, and in such event Purchaser shall be required to close title hereunder absent the estoppel certificates) of any tenant(s) named in the above notice from Seller to Purchaser.

          Notwithstanding the provisions of this subparagraph (vii) relating to Seller's delivery obligations at closing, Seller agrees to use reasonable efforts to obtain estoppel certificates in the form attached as Exhibit "J" from all Tenants of the Property. The provisions of the foregoing sentence shall not expand or otherwise modify Seller's delivery obligations pursuant to this subparagraph.

               (viii) Affidavit of Title in Customary Form.

               (ix) Such other documents and items as may be required by or pursuant to this Agreement in order to effect the provisions hereof..

               (x) Certification of Seller, certifying that either (a) the representations set forth in paragraphs 7b(i)-b(ix) remain true and correct as of the date of Closing; or (b) so indicating the change in facts which render such representations no longer true as of the date of Closing (hereinafter the "Certification"). The failure of said representations to be true and correct as of the date of Closing shall not constitute a defense to Purchaser to the passages of title and Purchaser shall accept title subject to such state of facts without abatement in price and without any claim for damages as the result therefrom.

          (c) All normal and customarily proratable items (except to the extent paid directly by Tenants to the charging governmental body or other applicable entity), including without limitation interest on the Existing Mortgage, real estate taxes, water and sewer charges, fuel, service contracts, salaries (including benefits) of employees, rents, additional rents, escalations, and building utility charges, will be prorated as of the Closing Date, Seller being charged and credited for all of same up to the Closing Date and Purchaser being charged and credited for all of same on and after the Closing Date. In addition the Seller shall receive a credit for any sums which may be due Seller pursuant to the provisions of paragraph 13 hereof. All utility deposits shall be transferred to Purchaser, and Purchaser shall reimburse Seller for the amounts thereof. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser. All rentals, if any, actually received by Seller for the month in which the Closing occurs shall be prorated as of the Closing Date. To the extent actually received by Seller prior to the Closing, Seller shall deliver to Purchaser at the Closing all advance payments or rental, other than for the month in which the Closing occurs. All Security Deposits held by Seller shall be retained by Seller and Purchaser shall receive a credit therefor against the Purchase Price (a list of those security deposits held by Seller which will be retained by Seller but credited to Purchaser is attached hereto as Exhibits "K-1" and "K-2"), less any deposits returned to Tenant in accordance with their leases and less any deposits made by a Tenant who has vacated the Property. Any rents, additional rents, escalations and other sums which are owing to Seller by Tenants of the Property for periods prior to the Closing Date ("Delinquent Rents") shall be owned and retained by Seller and Seller shall be entitled to collect all of same, (and in connection therewith Seller shall have the right to commence legal action for the collection of same) but Purchaser agrees to pay
any Delinquent Rents (or Seller's pro rata share thereof to the extent such Delinquent Rents are applicable to the month during which the Closing occurred) to Seller from the rentals collected by Purchaser from each such delinquent Tenant in accordance with the following provisions:

               (i) the first rents collected by Purchaser from a delinquent Tenant shall be applied to the month in which the closing occurs (subject to apportionment as herein provided);

               (ii) the next rents collected by Purchaser shall be applied to current rentals due from such Tenant for the one (1) calendar month after the month of Closing;

               (iii) the next rents collected shall be applied on account of Delinquent Rents due and owing Seller for the one (1) calendar month preceding the month of Closing;

               (iv) the next rents collected shall be applied to the Tenant's then outstanding rents due for the period subsequent to the closing of title until such Tenant is current in the payment of its rent to Purchaser; and

               (v) the next rentals collected by Purchaser in excess of the amounts necessary for the Tenant to be current in its rent obligations to the Purchaser, shall be paid to the Seller on account of the Delinquent Rents.

          Purchaser agrees to use reasonable efforts (i.e., bill and demand payment) to collect Delinquent Rents from Tenants, but nothing contained herein shall operate to require Purchaser to institute a lawsuit to recover any such Delinquent Rents. To the extent rentals are collected by Purchaser after Closing from Tenants owing Delinquent Rents which are due Seller hereunder, Purchaser shall remit such rents collected by Purchaser to Seller in payment of the Delinquent Rents due and owing Seller. Any such payment shall be made to Seller within ten (10) days of receipt thereof by Purchaser. Purchaser agrees to account to Seller on a regular basis subsequent to the closing with respect to the collection by Purchaser of Delinquent Rents. In the event that after the closing of title, Seller shall receive any rentals which correspond to a period subsequent to the closing of title, Seller shall pay to Purchaser such portion of any collection. The provisions of this paragraph (c) shall survive closing of title.

          (d) The Title Company shall deliver the Earnest Money to Seller.

          (e) Seller shall pay the transfer tax required by law to be paid to the State of New Jersey, together with the fee charged by the County Clerk's Office for the recording of the deed.

          (f) Seller shall deliver to Purchaser a Letter of Non-Applicability under the New Jersey Industrial Site Recovery Act with respect to the Property. Purchaser agrees to cooperate with Seller by providing any information or executing any documents that may be necessary in order to procure such letter. If for any reason Seller is unable to provide the Letter of Non-Applicability at the time of closing, it shall so notify Purchaser. In such event, Purchaser shall as its sole and exclusive remedy have the right to either (a) terminate this agreement and receive the return of all Earnest Money; or (b) close title hereunder, without any abatement in purchase price or claim for damages. Purchaser shall make such election within five (5) days of receipt of Seller's notification of its failure to obtain the Letter of Non-Applicability. Purchaser's failure to respond in writing within said period shall be deemed an election to close title hereunder, absent the delivery of the letter, without any abatement in purchase price or claim for damages.

          Section 9. Taking Before Closing: Casualty.

          (a) Seller shall promptly notify Purchaser of any condemnation or eminent domain proceeding affecting the Property which is commenced prior to Closing. If, before Closing, all or any "substantial portion" (as such term is defined in Section 9(c) below) of the Property becomes subject to condemnation or eminent domain proceedings. Purchaser shall have the right to elect to proceed with Closing (subject to the other provisions of this Agreement including, but not limited to the payment of the entire Purchase Price required to be paid hereunder) by delivering notice thereof to Seller within ten (10) business days of receipt of Seller's notice respecting the taking, but Purchaser shall be entitled to all condemnation awards payable as a result of such taking, and, Seller shall assign to Purchaser at Closing Seller's rights to such awards. If, within ten (10) business days of receipt of Seller's notice respecting the taking, Purchaser notifies Seller of its intent to terminate this Agreement, the same shall terminate pursuant to
Section 10(b) hereof; if Purchaser does not timely notify Seller of its intent to so terminate this Agreement, it shall remain in full force and effect.

          (b) In the event that all or any "substantial portion" of the Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Purchaser may, at its option, terminate this Contract by written notice thereof to Seller within ten (10) business days after Seller notifies Purchaser of the casualty, in which event Purchaser shall receive an immediate refund of the Earnest Money together with ail accrued interest thereon and thereafter neither party shall have any further rights hereunder. If Purchaser fails to provide such notice to Seller, this Agreement shall remain in full force and effect. In the event Purchaser does not terminate this Contract as described above, it shall be deemed to have elected to proceed to close the transaction contemplated herein pursuant to the terms hereof, (including but not limited to the payment of the entire Purchase Price required to be paid hereunder) in which event Seller shall deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty, and assign to Purchaser all of Seller's right, title and interest in any claim under any applicable insurance policies in respect of such casualty, together with an amount equal to the deductibles, if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the Purchase Price. If the casualty loss does not involve a "substantial portion" of the Property, as defined herein, then Purchaser shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and Seller shall, at Seller's election, either (i) repair the damages caused by such casualty loss prior to Closing, at Seller's expense or
(H) deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty, and/or assign to Purchaser all of Seller's right, title, and interest in any claim under any applicable insurance policies in respect of such casualty, together with an amount equal to the deductibles, if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the Purchase Price.

          (c) For the purposes of this Section 9, a taking of or casualty loss to a "substantial portion" of the Property shall be deemed to include any taking or casualty loss which would cost greater than $500,000 to repair and restore or, as to a taking, shall involve the taking of a portion of the Property valued in excess of $500,000 and shall not include any taking or casualty loss of less than such amount. The amount of damage resulting from a taking or casualty loss of a portion of the Property shall be determined by a contractor mutually agreeable to the Seller and Purchaser.

          (d) Subject to the foregoing provisions of this Section 9, risk of loss until Closing shall otherwise be borne by Seller.

          (e) The provisions of this Section 9 shall supersede and prevail in the event of any conflict with the provisions of the Uniform Vendor and Purchasing Act of New Jersey.

          Section 10. Termination and Remedies.

          (a) If Purchaser defaults in its obligation to purchase the Property pursuant to this Agreement, then Seller, as its sole and exclusive remedy therefor, shall have the right to terminate this Agreement by notifying Purchaser thereof, in which event the Title Company shall deliver the Earnest Money to Seller as liquidated damages, whereupon neither Purchaser nor Seller shall have any further rights or obligations hereunder. This provision shall not limit Purchaser's liability in respect of the indemnity contained in Section 6 (a) hereof.

          (b) If Purchaser terminates this Agreement pursuant to Sections 5, 6 or 9 hereof or pursuant to any other provision hereof expressly permitting

Purchaser to terminate, then the Title Company shall return the Earnest Money to Purchaser, whereupon neither party hereto shall have any further rights or obligations hereunder.

          (c) If Seller defaults under any provision of this Agreement, then Purchaser as its sole and exclusive remedy shall have the right to terminate this Agreement by notifying Seller thereof, in which case Title Company shall return the Earnest Money to Purchaser and neither party hereto shall have any further rights or obligations hereunder. Notwithstanding the foregoing, if Seller fails to convey at Closing a title, subject to and in accordance with the provisions of paragraph 4 of this Agreement, or if Seller shall fail to comply with the commitments, warranties, representations or conditions on the part of Seller to be performed as set forth herein, the Purchaser may elect to accept title to the Property subject to any such title defect, misrepresentation, failure of condition, breach of warranty or other deficiency as Seller may be able to convey, without reduction of the Purchase Price and without any other liability on the part of the Seller. In the event that Purchaser shall elect to close title pursuant to such terms and Seller shall fail to deliver title to the Property in accordance with the provisions of this paragraph, Purchaser shall be entitled to maintain an action for specific performance (without any right to abatement in purchase price or damages). In no event shall Seller be liable to Purchaser for damages of any kind, whether actual, consequential or punitive.

          (d) Seller and Purchaser hereby acknowledge and agree that they have included the provision for payment of liquidated damages in Section 10(a) because, in the event of a breach by Purchaser, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible accurately to measure.

          Section 11. Notices. All notices provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by nationally recognized overnight courier; by delivering the same in person to such party; by prepaid telegram or telex; or, by facsimile copy transmission together with registered or certified mail or nationally recognized overnight courier. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. The addresses of the parties shall be as follows:

If to Seller:              710 Rt. 46 Realty LLC
                           695 Rt. 46 Realty LLC
                           c/o Principal Investment Group Inc.
                           950 Third Avenue-31st Floor
                           New York, NY  10022
                           Fax Number:  (212) 838-8180

With a copy to:            Gary A. Barash, Esq.
                           Ellenoff Grossman & Schole
                           200 Madison Avenue-Suite 1900
                           New York, NY  10016
                           Fax Number:  (212) 481-5376

If to Purchaser:           c/o Corporate Office Properties Trust, Inc.
                           One Logan Square, Suite 1105
                           Philadelphia, PA  19103
                           Attention: Mr. Clay W. Hamlin III, President
                           Fax Number:  (215) 567-1907

With a copy to:            F. Michael Wysocki, Esq.
                           Saul Ewing Remick & Saul LLP
                           Centre Square West
                           1500 Market Street, 38th Floor
                           Philadelphia, PA  19102-2186
                           Fax Number:  (215) 972-1932

If to the Title Company/Escrowee:
                           M. Gordon Daniels, Esq.
                           Commonwealth Land Title Insurance Company
                           1700 Market Street
                           Philadelphia, PA  19103-3990
                           Fax Number:  (215) 241-1641

Either party hereto may change its address for notice by giving three (3) days prior written notice to the other party.

          Section 12. Brokerage Commissions. The parties hereto warrant and represent that neither party nor their agents or representatives have had any dealings with any broker other than Grubb & Ellis (hereinafter the "Broker") in connection with the purchase of the Property. Each party does hereby indemnify and hold the other harmless from any and all claims of any other broker, finder or any other party claiming a fee or commission arising our of any act or negotiation on the part of such party or anyone acting on such party's behalf. The foregoing indemnity and hold harmless shall cover and include any and all liability, loss, cost or expense (including reasonable attorneys' fees actually incurred) in connection with any breach of the foregoing warranty and representation. Purchaser agrees to be responsible at the time of closing for the payment of the entire compensation which is required to be paid to the Broker in connection with this transaction.

          Purchaser further agrees to cooperate in defense of any brokerage lawsuit, to give testimony and to reimburse seller for sellers' reasonable attorneys' fees incurred in connection with defending any brokerage claims.

          The provisions of this paragraph shall survive the delivery of the deed.

          Section 13. Leasing Brokerage Commissions.

          (a)  Definition.  For purposes of this Section 13:

               (i) The term "Leasing Commissions" shall be defined to mean any compensation or other consideration required to be paid pursuant to the terms of the brokerage commission agreements which are described on the annexed Exhibit "L" hereto (hereinafter collectively the "Brokerage Commission Agreements").

          (b) All Leasing Commissions which are due and owing on or prior to the time of closing pursuant to Brokerage Commission Agreements shall be paid by Seller prior to the closing of title hereunder. Seller shall have no obligation to pay any Leasing Commission which is not due and payable at the time of closing. Without limiting the generality of the foregoing, it is specifically agreed that Seller shall have no obligation or responsibility with respect to the payment of any Leasing Commissions which shall become due upon the exercise of any option, extension or expansion rights granted pursuant to the terms of any lease agreement. Purchaser shall at closing assume the obligations to pay all Leasing Commissions which shall become due and owing pursuant to the Brokerage Commission Agreements subsequent to the closing of title hereunder. Without limiting the generality of the foregoing, it is specifically agreed that Purchaser shall assume all obligations and responsibilities for payment of any Leasing Commissions which shall become due upon the exercise of any option, extension or expansion rights pursuant to any Lease. At closing, Purchaser shall execute an indemnification and assumption agreement pursuant to which Purchaser shall assume the aforesaid obligations and indemnify and hold Seller harmless from any causes of action, liabilities or damages arising from such obligations, including court costs and reasonable attorneys fees incurred by Seller in enforcing the indemnification agreement. At Closing, Seller shall execute an indemnification agreement, pursuant to which Seller shall indemnify and hold Purchaser harmless from any cause of action, liabilities or damages arising from the Seller's failure to pay any Leasing Commission which is due and owing at the time of the Closing of this transaction pursuant to the Brokerage Commission Agreements, including court costs and reasonable attorneys fees incurred by Seller in enforcing the indemnification agreement.

          Section 14. Assessments and Certiorari Proceedings.

          (a) If, on the date hereof, the Property or any part thereof are affected by an assessment or assessments payable in installments
(collectively the "Assessments"), Seller shall pay any such installment due prior to the Closing and Purchaser shall be responsible for the payment of any installments subsequent to the Closing.

          (b) As to any Assessments levied or imposed after the date hereof, Seller reserves the right to convert the same into installments payable over the maximum allowable period and, in such case, Seller shall be responsible for those installments due prior to the Closing of title, Purchaser shall be responsible for the payment of all other installments, and adjustments thereof shall be effected accordingly at the Closing.

          (c) Seller represents that to the best of its knowledge the Property is not presently the subject of any assessment.

          (d) Any lien of any Assessment (or installments thereof) levied or due or imposed before or after the date hereof shall not be an objection to title.

          (e) With regard to any proceeding with respect to the real estate taxes assessed against the Property, if such proceeding shall result in any reduction of assessment for the tax year in which the Closing occurs, it is agreed that the amount of tax saving refund for such tax year, less the fees and disbursements of Seller's attorney and any expert witnesses in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement.

          Section 15. Payment of Liens from Purchase Price. The existence of any lien upon the Property to which the Purchaser is not obliged under the terms hereof to take subject, shall not be an objection to the passage of title provided that appropriate instruments in recordable form for the discharge of the same are delivered at the Closing and either the Title Company or Chicago Title Company is willing to omit the exception from Purchaser's title report. The Purchaser agrees upon request of Seller to issue and deliver upon the Closing separate checks or wire transfers, not in excess of the unpaid portion of the cash consideration, in such amounts and to such payees as may be directed by the Seller.

          Section 16. Tax Proceedings. If a proceeding is pending to correct or reduce the assessed valuation of the Property described in this contract for a period extending after the Purchaser's acquisition of title, such proceeding shall be continued by the Seller and the Purchaser agrees to pay his proportionate -share of the fees and disbursements in the event that such a reduction is obtained. Any reduction in taxes actually obtained for the tax year during which this closing shall occur shall be appropriately prorated. This provision shall survive the delivery of the deed.

          Section 17. No Recordation of Contract. The Purchaser hereby agrees that it shall not record this Contract or any memorandum hereof unless Seller is in default. In the event Purchaser shall record this Contract, except as provided for herein, it shall be a default under this Contract and Seller may terminate this Contract and retain any payment made on account of the price as liquidated damages. Nothing herein shall preclude the filing of a notice of settlement.

          Section 18. Failure of Contract Deposit. If the payment made on account of the purchase price at the time of the execution of this agreement is by check, and if said check fails due collection, the Seller at its option may declare the contract null, void and of no force and effect, and may pursue his remedies against the Purchaser upon the said check or in any manner permitted by law, such remedies being cumulative.

          Section 19. Variation in Schedule. In the event that the information set forth in any rent schedule hereto annexed should vary by less than 2% from the facts as recited in the actual leases which have been exhibited to and initiated by the Purchaser, then the information set forth on such schedule shall be deemed amended to conform to the facts set forth in the leases.

          Section 20. Submission of Contract. Submission of the within Contract shall, not be deemed an offer and shall not be binding upon the Seller or Purchaser until such time as the Contract has been signed by the Purchaser and Seller and the payment of the Initial Earnest Money has been made by the Purchaser and received and accepted by the Title Company.

          Section 21. Assigns; Beneficiaries. Purchaser shall not have the right to assign this Agreement without the prior written consent of Seller. Any assignment by Purchaser without Seller's prior written consent shall constitute a material breach of this Agreement, and thereupon Seller shall have the right to terminate this Agreement and retain the Earnest Money. Subject to the foregoing provisions of this Section, this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Agreement is for the sole benefit of Seller and Purchaser, and no third party is intended to be a beneficiary of this Agreement. Notwithstanding the foregoing, Purchaser shall be permitted to assign this Contract to Corporate Office Properties, L.P. provided that such assignment is effected and a copy of such assignment is delivered to Seller's counsel prior to the submission of any application materials to the Existing Mortgagee in connection with the procurement of the Existing Mortgagee's consent to the transfer of the 710 Property subject to the Existing Mortgage. No assignment of this Contract to Corporate Office Properties L.P. shall be valid or effective unless and until Corporate Office Properties, L.P. shall execute an assumption agreement in form reasonably acceptable to Seller's counsel, pursuant to which Corporate Office Properties, L.P. assumes all of the obligations of Purchaser pursuant to this agreement, specifically including, but not limited to the provisions of paragraph 2(b) hereof. In no event shall this Contract be assignable or assigned to Corporate Office Properties, L.P. or to any other party, after the submission to the Existing Mortgagee of any application for said mortgagee's consent to the occurrence of this transaction subject to the Existing Mortgage.

          Section 22. Governing Law. This Agreement shall be governed and construed in accordance with the substantive federal laws of the United States and the laws of the State of New Jersey.

          Section 23. Confidentiality. Seller and Purchaser agree that at all times after the Effective Date until the closing of this transaction, no press release or any other dissemination of information concerning this transaction shall be made unless consented to in writing by both parties, except as reasonably necessary to complete this transaction. Without limiting the generality of the foregoing, it is hereby specifically agreed that neither Purchaser nor its agents or employees shall create any publicity nor advise any Tenant or potential tenant of the Property or any member of the real estate brokerage community as to the existence of this transaction. Failure of Purchaser to comply with the foregoing shall constitute a default hereunder entitling Seller to all remedies available pursuant to this agreement or at law.

          Section 24. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

          Section 25. Severability. Each section of this Agreement constitutes a separate agreement between the parties. In the event that any provision of this Agreement which would not deprive the parties of the benefit of the bargain, is deemed to be invalid or unenforceable on its face or as applied, then -such provision shall be deemed severed herefrom to the extent invalid and unenforceable. Notwithstanding the foregoing, the parties hereby agree that the Property may only be sold in its entirety and that no individual parcel of real estate may be sold absent a sale of the entire Property upon the terms set forth within this agreement.

          Section 26. Entire Agreement. This Agreement is the entire agreement between Seller and Purchaser concerning the sale of the Property, all previous agreements (oral or otherwise) are merged herein, and no

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

modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. Without limiting the generality of the foregoing, the parties hereby agree that the "letter of intent" dated December __, 1997 is merged herein and no party hereto shall retain any benefits or rights, or suffer any obligations or liabilities pursuant to said letter agreement. Exhibits A-L, attached hereto, are incorporated herein by this reference for all purposes.

          Section 27. Escrow Provisions.

          (a) Commonwealth Land Title Insurance Company (hereinafter the "Escrowee") shall hold the Earnest Money in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee shall hold such Earnest Money in an interest-bearing account, and any interest earned thereon, shall be paid to the same party entitled to the Earnest Money, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties shall be furnished to Escrowee upon request. If the Purchaser terminates this Agreement during the Contingency Period, in accordance with the provisions of
Section 6(b), and provides the Escrowee with a copy of the termination notice, the Escrowee shall, without the necessity of giving notice to the Seller, promptly return the Earnest Money to the Purchaser. At the Closing, such proceeds and the interest thereon, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee after the Expiration of the Contingency Period for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within fifteen (15) days after the giving of notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such fifteen (15) day period, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the appropriate court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and further responsibilities hereunder.

          (b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience. Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of

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

Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

          (c) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

          IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the dates set forth below their signatures. The "Effective Date" of this Agreement is the date a fully executed copy of this Agreement is received by each of the parties hereto and the Earnest Money Deposit is receipted by the Title Company as set forth below.

710 Rt. 46 Realty LLC, as             695 Rt. 46 Realty LLC, as
to "710", Seller                      to "695", Seller

By: /s/ Richard Wagman                      By: /s/ Richard Wagman
-------------------------                   --------------------------
Name: Richard Wagman                        Name: Richard Wagman
Title: Member                               Title: Member
Date: 3/2/98                                Date: 3/2/98

                                            COPT Acquisitions, Inc., Purchaser


                                            By: /s/ Clay W. Hamlin III
                                            --------------------------
                                            Name: Clay W. Hamlin III
                                            Title: President
                                            Date: 2/26/98

The undersigned hereby acknowledges receipt of the Earnest Money and further agrees to comply with the provisions hereof relating to the retention and disbursement of the Earnest Money and any additional Earnest Money if actually deposited hereunder.

Commonwealth Land Title Insurance Company


By: /s/ M. Gordon Daniels
    ---------------------
        M. Gordon Daniels
Date: 3/4/98


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

                              SCHEDULE OF EXHIBITS


Exhibit A-1         Legal Description "710"
Exhibit A-2         Legal Description "695"
Exhibit B-1         Permitted Exceptions "710"
Exhibit B-2         Permitted Exceptions "695"
Exhibit C-1         Rent Roll "710"
Exhibit C-2         Rent Roll "695"
Exhibit D-1         Property Agreements "710"
Exhibit D-1         Property Agreements "695"
Exhibit E-1         Insurance Policies "710"
Exhibit E-2         Insurance Policies "695"
Exhibit F-1         Employees "710"
Exhibit F-2         Employees "695"
Exhibit G           Bill of Sale
Exhibit H           Assignment of Tenant Leases and Assumption Agreement
Exhibit I           Assignment of Property Contracts
Exhibit J           Form of Estoppel Certificate
Exhibit K           Schedule of Security Deposits
Exhibit L           Brokerage Commission Agreements
Exhibit M-1         Personalty "710"
Exhibit M-2         Personalty "695"
Exhibit N-1         Notices of Violation "710"
Exhibit N-2         Notices of Violation "695"


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